As filed with the Securities and Exchange Commission on December 5, 2012
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ZEWAR JEWELLERY, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                                    5961                        90-0911609
(State or Other Jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)         Identification No.)

                      Sunshine Building, Adade Faria Road,
                            Margao, Goa, India 403601
                         Telephone: (011) 91992-381-7403
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Mohsin Mulla
                          President/Treasurer/Secretary
                          c/o Nizami's Family Shoppee,
                      Sunshine Building, Adade Faria Road,
                            Margao, Goa, India 403601
                         Telephone: (011) 91992-381-7403

                   National Registered Agents, Inc. of Nevada
                       1000 East William Street, Suite 204
                              Carson City, NV 89701
                                      (US)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             Kristen A. Baracy, Esq.
                             Carol S. McMahan, Esq.
                             Synergy Law Group, LLC
                       730 West Randolph Street, 6th Floor
                                Chicago, IL 60661
                                 (312) 454-0015
                               Fax (312) 454-0261
                       Email: cmcmahan@synergylawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]                        Accelerated Filer [ ]
Non-accelerated Filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
===================================================================================================
Title of Each Class                       Proposed Maximum       Proposed Maximum        Amount of
 of Securities to        Amount to Be      Offering Price       Aggregate Offering     Registration
  Be Registered           Registered         per Share (1)            Price               Fee(2)
---------------------------------------------------------------------------------------------------
Common Stock              3,200,000            $0.01                 $32,000              $4.36
---------------------------------------------------------------------------------------------------
   Total                  3,200,000            $0.01                 $32,000              $4.36
===================================================================================================

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions
(2) There is no public market for our common stock. The offering price has been arbitrarily determined by the registrant and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. We cannot give any assurance that the shares being offered will be able to be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. We intend to apply to the Over-The-Counter Bulletin Board (the "OTCBB") through a market maker that is a licensed broker dealer, to allow the quotation of our common stock on the OTCBB upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The offering price of the shares being registered herein is fixed at $0.01 per share.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

            SUBJECT TO COMPLETION, DATED ______________________, 2012

                             PRELIMINARY PROSPECTUS

                              ZEWAR JEWELLERY, INC.

               3,200,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

                        OFFERED BY ZEWAR JEWELLERY, INC.

This prospectus relates to the offering by Zewar Jewellery, Inc. ("Zewar," "we," "our," the "Company" or the "Registrant") of a total of 3,200,000 shares (the "Shares") of our common stock on a "self-underwritten" basis at a fixed price of $0.01 per share.

There is no minimum offering of the Zewar shares. This offering of shares by the Company will terminate 180 days from the date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed. In the event that all of the 3,200,000 Zewar shares are not sold within 180 days from the date of this prospectus, on the 181st day from the effective date all money received by us will be returned to each subscriber without interest or deduction of any kind. If all the 3,200,000 Zewar shares offered pursuant to this prospectus are sold within 180 days from the date of this prospectus, all money received will be available to us to fund our business and operations, and there will be no refund.

We intend to open a checking account to be used exclusively for the deposit of funds received from the sale of shares in this offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process. See "Use of Proceeds" and "Plan of Distribution."

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to seek a listing of our common stock on the Over-The-Counter Bulletin Board ("OTCBB"), which is maintained by the Financial Industry Regulatory Authority, Inc. ("FINRA").

Our sole officer and director will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Our sole officer and director will not receive any compensation for his role in selling shares in the offering.

Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE COMPANY IS CONSIDERED AN "EMERGING GROWTH COMPANY" AS DEFINED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 (THE "JOBS ACT") AND WILL BE SUBJECT TO REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS. See "Description of Business" contained herein and "Risk Factors" below.

BEFORE PURCHASING ANY OF THE COMMON STOCK COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6. THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT. THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information about this offering, Zewar Jewellery, Inc., or the shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              THE DATE OF THIS PROSPECTUS IS _______________, 2012.

                                TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.
                                                                            Page
                                                                            ----

SUMMARY                                                                        3
RISK FACTORS                                                                   6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS                     16
TAX CONSIDERATIONS                                                            16
USE OF PROCEEDS                                                               16
DETERMINATION OF THE OFFERING PRICE                                           17
MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                  17
DIVIDEND POLICY                                                               18
DILUTION                                                                      18
PLAN OF DISTRIBUTION                                                          19
DESCRIPTION OF SECURITIES TO BE REGISTERED                                    21
SHARES ELIGIBLE FOR FUTURE RESALE                                             22
INTEREST OF NAMED EXPERTS AND COUNSEL                                         22
DESCRIPTION OF OUR BUSINESS                                                   23
LEGAL MATTERS                                                                 29
MANAGEMENT                                                                    29
EXECUTIVE COMPENSATION                                                        31
COMPENSATION OF DIRECTORS                                                     32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                33
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION                          33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATION                                                         34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                         36
CORPORATE GOVERNANCE                                                          36
WHERE YOU CAN GET MORE INFORMATION                                            37
FINANCIAL STATEMENTS                                                         F-1

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

This document may only be used where it is legal to sell these securities. Certain jurisdictions may restrict the distribution of these documents and the offering of these securities. We require persons receiving these documents to inform themselves about and to observe any such restrictions. We have not taken any action that would permit an offering of these securities or the distribution of these documents in any jurisdiction that requires such action.

Unless otherwise indicated, information contained in this prospectus concerning our industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates.

Management estimates are derived from publicly-available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us using data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading "Risk Factors."

                                     SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors," and our financial statements and their accompanying notes.

In this prospectus, "Zewar", the "Company," "we," "us," and "our," refer to Zewar, unless the context otherwise requires. Unless otherwise indicated, the term "fiscal year" refers to our fiscal year ending October 31. Unless otherwise indicated, the term "common stock" refers to shares of the Company's common stock, par value $0.0001 per share.

THE COMPANY

Zewar Jewellery, Inc. was incorporated in the State of Nevada on September 26, 2012. Our offices are located at the premises of our President, Mohsin Mulla, who provides such space to us on a rent-free basis at Nizami's Family Shoppee, Sunshine Building, Adade Faria Road, Margao, Goa, India.

We are a development stage company with plans to enter into the business of the online retail sale of imitation jewelry. Our product line will consist of middle and high end silver and bronze imitation jewelry which will be either hand crafted in the Indian cottage industry or manufactured to specification. Our president has ample experience in this field. We intend to sell these products through an internet website (the "Website").

We have initially raised $15,000 from our sole director. We require additional funding in order to pursue our business objectives and there is no guarantee that we will be successful in this regard.

We will need to complete our offering in order to cover legal and audit costs relating to our reporting obligations as a public company estimated at $20,000 (legal fees of $9,000 and audit fees of $11,000), Edgar and XBRL formatting and conversion expenses estimated at $3,000, to develop a website with catalogue and purchase inventory at a cost of about $14,000 and pay marketing costs of $5,000, to cover office and administrative costs of about $3,000 and $2,000 to incorporate an operating subsidiary in India. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus.

Our business plan anticipates that once we have secured the financing and the site is operational, our sales will begin in October 2013. Currently, our President devotes approximately two hours a week to the Company.

Our financial statements from inception (September 26, 2012) through October 31, 2012 report no revenues and a net loss of $1,035 and our assets constitute our cash balance of $15,000, which was generated from the issuance of shares to our sole officer and director. As at November 25, 2012, our cash on hand was approximately $15,000 and $1,035 in liabilities.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on us having limited operations, and having limited working capital. Our only source for cash at this time is investments or loans by others in our Company. However, we do not have any written agreements in place for any investments or loans from third parties. We must raise cash to implement our projects and expand our operations.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

Potential investors should be aware that our President, Mr. Mulla, presently owns 3,000,000 shares, which would represent 48.39% of the issued and outstanding common shares of the Company if the offering closes and all our offered shares are sold. All of these shares are restricted shares. All 3,000,000 shares were purchased by Mr. Mulla at a price of $0.005 per share representing a total cost of $15,000.

                                PENNY STOCK RULES

Our common stock will be considered a "penny stock", and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended. "Penny stock" is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

                                  THE OFFERING

We are offering, on a self-underwritten basis, a total of 3,200,000 shares of the common stock of our Company at a price of $0.01 per share. This is a fixed price offering. In order to close the Offering all of the offered shares must be sold. This Offering of shares by our Company will terminate 180 days from the date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. In the event that all 3,200,000 shares of our common stock are not sold within 180 days from the date of this prospectus, on the 181st day from such date all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If all of the shares of common stock of our Company offered under this Offering are sold within 180 days from the date of this Prospectus, all money received will be available to us to fund our business and operations, and there will be no return of any funds.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "Risk Factors" on page 6 and "Dilution" on page 18 before making an investment in our stock.

Securities Being Offered       3,200,000 shares of common stock.

Offering Price                 $0.01 per share

Offering Period                The shares are being  offered for a period not to
                               exceed 180 days from the date of this Prospectus, In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

No Public Market               There is no public  market for our common  stock.
                               We  cannot  give any  assurance  that the  shares
                               being offered will have a market  value,  or that
                               they can be  resold at the  offered  price if and
                               when an active secondary market might develop, or
                               that a public  market for our  securities  may be
                               sustained  even if  developed.  The  absence of a
                               public   market   for  our  stock  will  make  it
                               difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

                               We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company. There can be no guarantee that our common stock will be accepted for quotation on the OTCBB.

Number of Common Stock
Issued and Outstanding
Before Offering                3,000,000  shares of our common  stock are issued
                               and   outstanding   as  of  the   date   of  this
                               prospectus.

Number of Common Stock
to be Issued and
Outstanding After Fully
Subscribed Offering            6,200,000 shares

Net Proceeds to Our Company    $32,000

Use of Proceeds                We  intend to use the  proceeds  to  develop  our
                               business operations.

Risk Factors                   The  securities  offered  hereby  involve  a high
                               degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 6.

Dividend Policy                We have not declared or paid any dividends on our
                               common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Our sole officer, director, control person and/or his affiliates do not intend to purchase any shares in this offering.

                          SUMMARY FINANCIAL INFORMATION

We have not earned any revenues to date and do not anticipate earning revenues until we have completed our website.

The following tables set forth a summary of the Company's financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BALANCE SHEET DATA

                                                             October 31, 2012
                                                             ----------------
Cash                                                              $ 15,000
Total Current Assets                                              $ 15,000
Current Liabilities                                               $  1,035
Total Stockholder's Equity                                        $ 13,965

STATEMENT OF OPERATIONS

                                                            From Incorporation
                                                        On September 26, 2012 To
                                                             October 31, 2012
                                                             ----------------
Revenue                                                           $     --
Net Loss                                                          $ (1,035)

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our independent auditors state in their audit report, which is included with this prospectus, that since we have no business operations to date and must secure additional financing to commence our plan of operations, these matters raise substantial doubt about our ability to continue as a going concern. To date, we have completed only the preliminary stages of our business plan, which has consisted of the formation of our company and the identification of our plan of operation. We cannot assure you that we will be able to generate enough revenue to achieve profitability. At this time, we cannot predict with assurance the potential success of our business. This increases the risk that we may not be able to continue as a going concern.

AS A START-UP OR DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR COMPANY IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We have not commenced operations and, therefore, we are considered a "start-up" or "development stage" company. There is no meaningful historical data for an investor to evaluate. The revenue and income potential of our business and the market for online jewelry sales has not been proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our infrastructure and website. As a result, we will have a net loss from operations and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

We will incur significant expenses in order to implement our business plan, including $10,000 to develop website and related costs, as well as an estimated $23,000 in federal securities law compliance costs for the 12 month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, and advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, IT MAKES EVALUATING OUR BUSINESS DIFFICULT.

We were incorporated on September 26, 2012 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $1,035 from our incorporation to October 31, 2012.

Accordingly, you cannot evaluate our business or our future prospects, due to our lack of operating history. To date, our business development activities have consisted solely of organizational activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, at present, we do not know when such operations will commence.

Furthermore, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the development of our website, we will not be able to earn profits or continue operations.

THE RECENTLY ENACTED JOBS ACT WILL ALSO ALLOW THE COMPANY TO POSTPONE THE DATE BY WHICH IT MUST COMPLY WITH CERTAIN LAWS AND REGULATIONS INTENDED TO PROTECT INVESTORS AND TO REDUCE THE AMOUNT OF INFORMATION PROVIDED IN REPORTS FILED WITH THE SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". The Company meets the definition of an "emerging growth company" and so long as it qualifies as an "emerging growth company," it will, among other things:

     * be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;
     * be exempt from the "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;
     * be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended and instead provide a reduced level of disclosure concerning executive compensation; and
     * be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the "PCAOB") requiring mandatory audit firm rotation or a supplement to the auditor's report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an "emerging growth company". The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an "emerging growth company", which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an "emerging growth company", the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a "smaller reporting company", meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a "smaller reporting company", at such time are we cease being an "emerging growth company", the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an "emerging growth company" or a "smaller reporting company". Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

WE MUST BUILD A WEBSITE IN ORDER TO BE ABLE TO SELL JEWELRY PRODUCTS TO ONLINE PURCHASERS.

In order to establish a venue to market our products, we must establish an Internet website highlighting our inventory and our prices, being offered for sale.

The construction of our website is in the early stage of development and will require substantial time and resources to complete. We intend to launch a basic interim website, which will feature our current business plan. A domain name has

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
not yet been chosen. We hope to secure sufficient capital to develop our planned program and a fully functional e-commerce website.

THE JEWELRY ONLINE RETAIL INDUSTRY IS HIGHLY COMPETITIVE AS THERE ARE NO SUBSTANTIAL BARRIERS TO ENTER THE INDUSTRY. WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST DOMINANT COMPANIES. IF WE CANNOT DEVELOP A DESIRABLE JEWELRY PRODUCT LINE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NOT BE ABLE TO GENERATE ANY REVENUE.

Although there are not many online retail jewelry organizations in India, the online retail jewelry industry on international level is intensely competitive. Barriers to entry are minimal; and current and new competitors can launch new websites.

There are numerous, well-financed competitors who offer larger jewelry product lines along with other products such as ladies wear. We have not demonstrated that we can compete successfully against these competitors and we may not be able to compete in the future. If we are unable to effectively compete, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail. In addition, we cannot prevent unauthorized persons from copying aspects of our business, including our website design or functionality, jewelry product line or marketing materials.

OUR ONLINE, OFFLINE AND OTHER MARKETING INITIATIVES MAY NOT BE SUCCESSFUL AND THIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

Our success depends on our ability to attract customers on cost-effective terms. We intend to develop relationships with online services, search engines, and other web sites and e-commerce businesses to provide links which would direct potential customers to our web site. Such services are expensive and may not result in the cost effective acquisition of customers. We will be relying on the offline and online marketing initiatives as a source of traffic to our Website and new customers. If these initiatives are not successful, our business, financial condition and results of operations will be adversely affected.

OUR FAILURE TO EFFICIENTLY RESPOND TO CHANGING CONSUMER PREFERENCES AND DEMAND FOR NEW PRODUCTS AND SERVICES COULD SIGNIFICANTLY HARM OUR PRODUCT SALES AND CUSTOMER RELATIONSHIPS AND OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY AND ADVERSELY AFFECTED.

Our success will depend, in part, on our ability to anticipate and respond to changing consumer trends and preferences. We may not be able to respond in a timely or commercially appropriate manner to these changes. Our failure to accurately predict these trends could negatively impact our inventory levels, sales and consumer opinion of us as a source for the latest products. The success of our new product offerings depends upon a number of factors, including our ability to:

     1.   accurately anticipate customer needs;
     2.   competitively price our products;
     3. procure and maintain products in sufficient volumes and in a timely manner; and
     4.   differentiate our product offerings from those of our competitors.

If we do not introduce new products, make enhancements to existing products or maintain the appropriate inventory levels to meet customers' demand in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

TEMPORARY POPULARITY OF SOME TYPES AND STYLES OF JEWELRY PIECES MAY RESULT IN SHORT-TERM INCREASES, FOLLOWED BY DECREASES, IN THE VOLUME OF SAKES, WHICH COULD CAUSE OUR REVENUES TO FLUCTUATE.

Temporary consumer popularity or "fads" among consumers may lead to short-term or temporary increases, followed by decreases in the volume and in the average price of certain types and styles of jewelry which we intend to sell. These trends may result in significant period-to-period fluctuations in our operating results and could result in declines in our net revenues and profitability, not only because of a resulting decline in the volume of selling pieces of jewelry, but also because such trends could lead to increased price competition, which could require us to reduce the sales prices of certain of our inventory in order to maintain market share.

INDUSTRY SALES CYCLES CAN BE UNPREDICTABLE.

Sales cycles for customers who purchase jewelry are generally unpredictable due primarily to the discretionary nature of the purchase of jewelry. Customers will typically purchase jewelry when discretionary income is abundant. Sales of jewelry are typically seasonal, with heightened sales occurring during holiday periods and bridal seasons. When economic conditions preclude consumers from purchasing jewelry or during a season of low sales, such downturns in sales will affect our financial projections and could adversely affect results of operations.

MANUFACTURE OF JEWELRY IS SUBJECT TO DISRUPTION.

As with all manufacturing operations, the creation of jewelry will subject us to certain operating risks, including:

     * plant shutdown due to a breakdown or failure of equipment or processes, violation of permit requirements (whether through operations or change in law), catastrophic events such as fires, explosions, floods or other similar occurrences affecting us, the manufacturers which produce our jewelry and/or third parties upon which our business may depend and
     * disputes with labor unions in which certain personnel involved in the operation of such facilities are members and disputes under various collective bargaining agreements applicable to those plants.

The occurrence of one or more of these events could significantly reduce revenues expected to be produced and/or significantly increase the expenses of production, thereby adversely affecting our business, results of operations and financial condition.

WE DEPEND ON OUR ABILITY TO LOCATE AND DEVELOP NEW SOURCES OF JEWELRY IN A TIMELY AND CONSISTENT MANNER, AND FAILURE TO DO SO WOULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL PERFORMANCE.

Our success in the industry will require additional and continuing development to become and remain competitive. Our future success will depend, in part, on our ability to continue to find and retain additional artists, artisans, manufacturers and suppliers to provide jewelry for retail sale. We expect to make substantial investments in activities to develop suppliers and manufacturers. This development activity will require investment in order to establish our market position. We may experience unforeseen problems in our development endeavors. We may not achieve widespread market acceptance of our jewelry products. We may not meet some of these requirements or may not meet them on a timely basis. We may modify plans for the creation and sale of jewelry which may substantially increase our expenses. These factors could materially affect our ability to forecast operations and negatively affect our stock price, results of operations, cash flow and financial condition.

CUSTOMERS MAY BE UNWILLING TO USE THE INTERNET TO PURCHASE GOODS.
Our long-term future depends heavily upon the general public's willingness to use the Internet as a means to purchase goods. Although e-commerce remains a relatively new concept, large numbers of customers are using the Internet to purchase goods. The demand for and acceptance of products sold over the Internet are highly uncertain, and most e-commerce businesses have a short track record. Concerns about the security and privacy of transactions over the Internet could inhibit the growth of the Internet and e-commerce. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably.

THE SECURITY RISKS OR PERCEPTION OF RISKS OF E-COMMERCE MAY DISCOURAGE CUSTOMERS FROM PURCHASING GOODS FROM US.

In order for the e-commerce market to develop successfully, we and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of customer transaction data. Any breach could cause customers to lose confidence in the security of our Website and choose not to purchase from us.

We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we will use to protect customer transaction data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

FAILURE OF THIRD-PARTY SYSTEMS OR THIRD-PARTY SERVICE AND SOFTWARE PROVIDERS UPON WHICH WE RELY COULD ADVERSELY AFFECT OUR BUSINESS.

We will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third party is terminated, we may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We host our platform and serve all of our customers from our network servers, which will be located at various data center facilities. Problems faced by our data center locations or with the telecommunications network providers with whom we may contract could adversely affect the experience of our customers. If our data centers are unable to keep up with our growing needs for capacity or close without adequate notice, this could have an adverse effect on our business. Any changes in third-party service levels at our data centers or any errors, defects, disruptions, or other performance problems with our services could harm our reputation and adversely affect the performance of our platform. Interruptions in our services might reduce our sales revenues, subject us to potential liability and thereby adversely affect our business, financial condition, results of operations and cash flows.

WE MAY BE LIABLE IF THIRD PARTIES MISAPPROPRIATE OUR CUSTOMERS' PERSONAL INFORMATION.

If third parties are able to penetrate our network security or otherwise misappropriate our customers' personal information or credit card information, or if we give third parties improper access to our customers' personal information or credit card information, we could be subject to liability. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. This liability could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

SYSTEM AND  ONLINE  SECURITY  FAILURES  COULD HARM OUR  BUSINESS  AND  OPERATING
RESULTS.

Our services will depend on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our Internet host provider does not guarantee that our Internet access will be uninterrupted, error-free or secure. Our servers are also vulnerable to computer viruses, physical, electrical or electronic break-ins and similar disruptions. Any substantial interruptions could result in the loss of data and could completely impair our ability to generate revenues from our service. We do not presently have a full disaster recovery plan in effect to cover the loss of all facilities and equipment. We have business interruption insurance; however, we cannot be certain that our coverage will be sufficient to compensate us for losses that may occur as a result of business interruptions.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering to start our operations. If $32,000 is raised, this amount will enable us, after paying the expenses of this offering, to develop our website and advertise online our jewelry products. It will also enable us to initiate the development of our marketing plans and initiate the development of marketing and support material such as brochures, flyers and "fact sheets." We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS IS SUBJECT TO CURRENCY FLUCTUATIONS AND RISKS WHICH COULD IMPACT OUR REVENUES AND RESULTS OF
OPERATIONS. ALSO, SINCE WE HOLD OUR CASH RESERVES IN US DOLLARS, WE MAY EXPERIENCE WEAKENED PURCHASING POWER IN INDIAN RUPEES TERMS AND MAY NOT BE ABLE TO AFFORD TO CONDUCT OUR PLANNED PROGRAM.

Although we hold our cash reserves in US dollars, we intend to operate our business in Indian rupees through a wholly-owned Indian subsidiary. Almost all of our operations and expenses will be denominated in the Indian currency. Due to foreign exchange rate fluctuations, the value of our reserves and the cash flow that our subsidiary will receive will result in both translation gains and losses in terms of Indian rupees.

We anticipate that we will raise all necessary funds for current and future operations through the sale of our equity, which will be denominated in United States dollars. If there occurs a significant decline in the US Dollar versus the Indian rupee, our Indian rupees purchasing power in US dollars would significantly decline. As well, if there was a significant decline in the Indian rupee relative to the US dollar, the amount of revenue and net profit that we may generate from our future subsidiary's operations would be reduced in terms of US dollars, our financial statement reporting currency. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

IF WE BECOME MORE INVOLVED IN INTERNATIONAL BUSINESS TRANSACTIONS, WE WILL BE EXPOSED TO LOCAL BUSINESS RISKS IN DIFFERENT COUNTRIES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

We may expand our international sales efforts to consumers located in different countries. Any such international operations would be subject to risks inherent in doing business in other countries, including, but not necessarily limited to:

     *    new  and  different   legal  and  regulatory   requirements  in  local
          jurisdictions;
     * potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;
     *    risk of nationalization of private enterprises by foreign governments;
     * legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and
     * local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

We may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where we will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our international operations and upon our financial condition and results of operations.

Our operations in developing markets could expose us to political, economic and regulatory risks that are greater than those we may face in established markets. Further, our international operations may require us to comply with additional United States and international regulations.

WE ARE VULNERABLE TO THE CURRENT ECONOMIC CRISIS THAT MAY NEGATIVELY AFFECT OUR PROFITABILITY

The recent global recession has placed severe constraints on the ability of all companies, particularly smaller ones, to raise capital, operate effectively and profitably and to plan for the future. Currently, it is not clear whether the economy will recover appreciably in the near future. As a small, start-up company we are especially vulnerable to these conditions. If current economic conditions do not improve, or if they worsen, our business plan will likely be negatively affected and will suffer.

DECLINES IN GENERAL ECONOMIC CONDITIONS COULD RESULT IN DECREASED DEMAND FOR OUR PRODUCTS WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

The availability of discretionary or disposable income and the confidence of consumers about future economic conditions are important factors that can affect the willingness and ability of consumers to purchase, and the prices that they are willing to pay for, pieces of fashion jewelry. As a result, economic uncertainties, downturns and recessions can and do adversely affect our operating results by (i) reducing the purchases of fashion jewelry; and (ii) increasing the production costs associated with creation of jewelry products.

WE INTEND TO COMMENCE OPERATIONS IN THE AREA OF ONLINE SALES OF RETAIL JEWELRY. OUR BUSINESS WILL NOT BE DIVERSIFIED, WHICH COULD RESULT IN SIGNIFICANT FLUCTUATIONS IN OUR OPERATING RESULTS. A DOWNTURN IN OUR INDUSTRY SECTOR MAY REDUCE OUR STOCK PRICE, EVEN IF OUR BUSINESS IS SUCCESSFUL.

We intend to commence operations in the area of online sales of retail jewelry, and, accordingly, are dependent upon trends in that sector. Downturns in our industry could adversely affect our business. A downturn in our sector may reduce our stock price, even if our business is successful. The popularity of

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
collecting jewelry can vary due to a number of factors, most of which are outside of our control, including fashion trends, general consumer confidence and their impact on disposable income and other general economic conditions.

IF OUR SOLE OFFICER RESIGNS, WE WILL BE LEFT WITHOUT MANAGEMENT AND OUR BUSINESS OPERATIONS WOULD CEASE.

We depend on the services of our President, Mohsin Mulla, and our success will depend on the decisions made by him. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave us or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Mr. Mulla could have a material adverse effect on our operating results and financial condition. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could successfully operate our business. We could fail without appropriate replacements.

ALTHOUGH OUR PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HIS SERVICES, HE ANTICIPATES RECEIVING MANAGEMENT FEES ONCE WE ARE ABLE TO AFFORD TO PAY THEM FROM OPERATIONS, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL NET PROFIT THAT WE MAY GENERATE.

We are not currently compensating our President for providing management services to us. We intend to pay management fees to him as compensation if the cash flow that we generate from operations significantly exceeds our total expenses. We currently anticipate that such management fees would not exceed $3,000 per month. However, Mr. Mulla, as our sole officer and director, has the power to set his own compensation as he sees fit. Management fees that he receives will have an adverse effect on our net profit, if any.

OUR MANAGEMENT HAS NO PRIOR EXPERIENCE IN THE MARKETING OF PRODUCTS AND SERVICES VIA THE INTERNET AND THEREFORE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE DEVELOPMENT OR GROWTH OF OUR COMPANY IN THIS FIELD.

Our management has no experience in marketing an online jewelry business. Although Mr. Mulla has extensive experience in retail sales of jewelry, this experience may not be totally useful in developing and marketing products that are appealing to the internet browser. Our inexperience may cause us to make serious mistakes in the development or implementation of our business plan. Our management may be unable to develop or grow a business in this field due to its inexperience.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, IN THE FUTURE OUR DISCLOSURE AND ACCOUNTING CONTROLS MAY NOT BE EFFECTIVE TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS, WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and director. He has no formal training in financial accounting and management; however, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. Furthermore, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the "SOX Act"). Accordingly, he may be incapable of creating and implementing the disclosure and accounting controls which are required under the SOX Act, which could result in fines, penalties and assessments against us and which ultimately could cause you to lose your entire investment.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR SOLE OFFICER AND DIRECTOR COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Mohsin Mulla, our sole officer and director, has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Mr. Mulla may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

OUR SOLE OFFICER AND DIRECTOR WILL ALLOCATE ONLY A PORTION OF HIS TIME TO OUR BUSINESS, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR SUCCESS.

Currently, our sole officer and director allocates only a portion of his time to the operation of our business. If our business develops faster than anticipated, or if his other commitments require him to devote substantially more time than is currently planned, there is no guarantee that he will be able to devote the time necessary to assure our successful operations. The limited ability of our officer/director to devote time and effort to our operations may have a negative effect on us and our ability to implement our plan of operations currently and in the future. This could negatively impact our business development.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OR INACCURATE, OUR BUSINESS WILL FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company, software development, website development and advertising and administrative expenses, which management estimates to aggregate a minimum of approximately $47,000 over the next 12 months. If such estimates are erroneous or inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business and a loss of your entire investment.

WE ARE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY INCLUDING BUT
NOT  LIMITED  TO  THE   DIFFICULTY  OF  ENFORCING   LIABILITIES   IN  A  FOREIGN
JURISDICTION.

Our sole officer and director resides outside of the United States and all of our substantial assets will be located outside of the United States in an operating subsidiary that we intend to incorporate following this offering. We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. However, even if judgment is obtained against us, it is possible that most of our liquid assets will be held in the name of our subsidiary and will be difficult or impossible to realize without obtaining judgment in India as well. Therefore, the cost of enforcing liabilities against us will be high.

Our sole officer and director resides in India. Any action brought against his in the United States, even if successful, either through default or on the merits of the claim, that results in a financial award against him, may be required to be enforced and/or collected in India, unless Mr. Mulla owned assets located in the United States. Further, shareholder efforts to bring an action in India against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, may be effectively, if not financially, unfeasible.

                       RISKS RELATING TO OUR COMMON STOCK

BECAUSE OUR SOLE OFFICER AND DIRECTOR, WHO IS ALSO OUR SOLE PROMOTER, WILL OWN MORE THAN 48% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, HE WILL RETAIN ALMOST MAJORITY CONTROL OF US AND BE ABLE TO ELECT DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF THE SHARES.

Even if we sell all 3,200,000 shares of common stock in this offering, Mr. Mulla will still own 3,000,000 shares and will continue to control/influence us. As a result, Mr. Mulla will have significant influence to:

     *    elect or defeat the election of our directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;
     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * effect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the major shareholder.

In addition, sales of significant amounts of shares held by Mr. Mulla, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ALL OF THE SHARES, IN WHICH CASE, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten; that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell them through our sole officer and director, who will receive no commission. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $0.005 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.00741 per share, $0.00259 less than what you paid for them.

BECAUSE THE PROCEEDS OF OUR OFFERING WILL BE HELD IN A STANDARD BANK ACCOUNT RATHER THAN AN ESCROW ACCOUNT, UNTIL THE OFFERING CLOSES, IT IS POSSIBLE THAT CREDITORS OF THE COMPANY COULD ATTACH THESE FUNDS AND WE MAY NOT BE ABLE TO RETURN YOUR FUNDS IF THE OFFERING IS NOT COMPLETED.

We intend to open a checking account to be used exclusively for the deposit of funds we receive from the sale of shares in the offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HIS ABILITY TO SELL OUR STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

IF  QUOTED,  THE  PRICE  OF  OUR  COMMON  STOCK  MAY  BE  VOLATILE,   WHICH  MAY
SUBSTANTIALLY INCREASE THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

     *    variations in quarterly operating results;
     * our announcements of significant commissions and achievement of milestones;
     *    our relationships with other companies or capital commitments;
     *    additions or departures of key personnel;
     *    sales of common stock or termination of stock transfer restrictions;
     *    changes in financial estimates by securities analysts, if any; and
     *    fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 100,000,000 shares of common stock, of which 3,000,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 TO THE EXTENT APPLICABLE TO THE COMPANY.

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and are presently unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the SOX Act.
 Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

IF OUR COMMON STOCK IS NOT APPROVED FOR QUOTATION ON THE OVER-THE-COUNTER BULLETIN BOARD OR OTCQB MARKET, OUR COMMON STOCK MAY NOT BE PUBLICLY-TRADED, WHICH COULD MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK AND/OR CAUSE THE VALUE OF OUR COMMON STOCK TO DECLINE IN VALUE.

In order to have our common stock quoted on the Over-The-Counter Bulletin Board ("OTCBB") or OTCQB market, which is our current plan, we will need to first have our Registration Statement, of which this prospectus is a part, declared effective by the SEC; then engage a market maker, who will file a Form 15c2-11 with FINRA; and clear FINRA comments to obtain a trading symbol. Assuming the SEC declares the Registration Statement effective and assuming we clear FINRA comments, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of our Registration Statement. In the event our Registration Statement is not declared effective by the SEC or our Form 15c2-11 is not approved by FINRA for the OTCBB, we plan to file a 15c2-11 to quote our shares of common stock on the OTC Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB, OTCQB and/or in the event we fail to obtain effectiveness of our Registration Statement, and are not cleared for trading on the OTC Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would be otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB, OTCQB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" section beginning on page 34, and the section entitled "Description of Our Business" beginning on page 23, as well as other factors discussed elsewhere in this prospectus. Such other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

 These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

If all the shares are sold, the net proceeds from this offering will be $32,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

     Net proceeds to us                                                  $32,000
     Cash on hand                                                         15,000
                                                                         -------
     TOTAL                                                               $47,000
                                                                         -------

     Legal Counsel Fees for Public Company Reporting Requirements        $ 9,000
     Accounting and audit fees                                            11,000
     Edgar and XBRL formatting and conversion expenses                     3,000
     Website development and related expenses                             10,000
     Inventory of imitation jewelry                                        4,000
     Brochures, Marketing and Promotion                                    5,000
     Incorporate Indian subsidiary                                         2,000
     Office and Administrative                                             3,000
                                                                         -------
     TOTAL                                                               $47,000
                                                                         =======

                         DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;
     c. contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     f. contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     (a)  bid and offer quotations for the penny stock;
     (b) the compensation of the broker-dealer and its salesperson in the transaction;

     (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS

As of the date of this Prospectus, we have one holder of record of our common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

                                 DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of Zewar`s presently issued and outstanding stock. This is due to the shares of common stock issued to the Company's founder totaling 3,000,000 shares at $0.005 per share for $15,000 cash versus the current offering price of $0.01 per share.

The Company's net tangible book value on October 31, 2012 was $13,965, or approximately $0.00466 per share, based upon 3,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $32,000, the net tangible book value of the 6,200,000 shares to be outstanding will be $45,965, or approximately $0.00741 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder, holding 3,000,000 shares, will be increased by $0.00275 per share without any additional investment on his part. The purchasers of our common stock in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.01 per share) of $0.00259 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.00741 per share, reflecting an immediate reduction from the $0.01 price per share they paid for their shares.

After completion of the offering, the sole existing shareholder will own 48.4% of the total number of shares then outstanding, for which he will have made a cash investment of $15,000, or $0.005 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 51.6% of the total number of shares then outstanding, for which they will have made a cash investment of $32,000, or $0.01 per share.

The following table illustrates the dilution to the purchasers of the common stock in this offering. The table below includes an analysis of the dilution that will occur if all shares are sold:

                                 Dilution Table

                                                                      100% of
                                                                    Shares Sold
                                                                    -----------
Offering Price Per Share                                              $   0.01
Net Tangible Book Value Per Share Before the Offering                 $0.00466
Net Tangible Book Value Per Share After the Offering                  $0.00741
Net Increase to Original Shareholder                                  $0.00275
Decrease in Investment to New Shareholders                            $0.00259
Dilution to New Shareholders                                              25.9%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                               Price per    Total Number of    Percentage of   Consideration
                                 Share        Shares Held        Ownership         Paid
                                 -----        -----------        ---------         ----
Existing Stockholder            $0.005         3,000,000           48.4%         $15,000
Investors in This Offering      $0.010         3,200,000           51.6%         $32,000

                              PLAN OF DISTRIBUTION

We are registering 3,200,000 shares of our common stock for offer and sale at $0.01 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listed on the OTCBB subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with FINRA before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTCBB. We may consider pursuing a quotation on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.01 even if we obtain a listing on any exchange or are quoted on the OTCBB, the offering price of $0.01 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Mulla, our sole officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to his for any Shares he sells. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Mulla will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our sole officer and director satisfies the requirements of Rule 3a4-1, because he:

     (a)  is not  subject  to a  statutory  disqualification,  as  that  term is
          defined  in  Section   3(a)(39)of   the  Act,   at  the  time  of  his
          participation; and

     (b) will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     (c) is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
     (d) meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in state of Karnataka and Goa, India. We will not utilize the internet to advertise our offering. Mr. Mulla will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No Shares purchased in this offering will be subject to any kind of lock-up agreement.

Our officer, director, control person and his affiliates do not intend to purchase any Shares in this offering.

We may sell our Shares inside and outside the United States, particularly in India.

SECTION 15(g) OF THE EXCHANGE ACT

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Securities
Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your Shares.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum subscription amount required per investor, and subscriptions, once received, are irrevocable by subscribers.

This offering will commence on the date of this prospectus is effective and continue for a period not to exceed 180 days (the "Expiration Date").

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a bank account until the total amount of $32,000 has been received. At that time, the funds will be used in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or certified funds to us. Subscriptions, once received by the company, are irrevocable by subscribers.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Our authorized capital stock consists of 125,000,000 shares, of which 100,000,000 shares are common stock and 25,000,000 shares are preferred stock, each with a par value of $0.0001 per share. As of the date hereof, there are 3,000,000 shares of common stock issued and outstanding, and there are no issued and outstanding shares of preferred stock.

COMMON STOCK

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

                        SHARES ELIGIBLE FOR FUTURE RESALE

GENERAL

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

 Upon completion of this offering, based on our outstanding shares as of the date of this Prospectus, we will have outstanding an aggregate of 6,200,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 3,200,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 3,000,000 restricted shares of common stock to be outstanding are owned by our sole officer and director, known as our "affiliate," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

RULE 144

The 3,000,000 shares held by our sole director and officer is subject to the sale limitations imposed by Rule 144 and rules applying to shell companies. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Our issued shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;
     2.   we are subject to the reporting requirements of the Exchange Act;
     3. we have filed all Exchange Act reports required for the past 12 months; and
     4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included herewith have been audited by LBB & Associates Ltd., LLP, registered independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the Securities and Exchange Commission, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Synergy Law Group, LLC has provided an opinion on the validity of our common stock.

                           DESCRIPTION OF OUR BUSINESS

OVERVIEW

We were incorporated on September 26, 2012 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BUSINESS OF ISSUER

We are a development stage company with no revenue to date and limited operations and assets to date.

IN GENERAL

We are a development stage company with plans to operate an India-based online retail jewelry store specializing in costume fashion jewelry products with an emphasis on a diverse collection of rings, earrings, necklaces and bracelets. Costume jewelry, also may be known as fashion jewelry is defined as jewelry made from any non-precious metals resulting in it being inexpensive to produce and more affordable to consumers.

We will seek to provide our clientele with a wide collection of jewelry that includes items for special occasions ranging from celebrations to everyday wear. We will seek to provide a one-stop shop through our convenient website. This website will provide our customers the ease of shopping online and ability to performing online purchases. Our target audience is 20-30 year old Indian women with web-enabled computers or mobile devices.

To date our operations have been limited to organizational activities, and we will not start operations until our website is completed.

Our president and CEO has significant experience in jewelry and clothing fashion We plan to purchase either directly from a manufacturer based in the State of Gujarat, India or have it hand-crafted from the vast Indian cottage industry.

INDUSTRY OVERVIEW

The overall jewelry industry is expected to increase 2.4% and total an estimated $8.9 billion during 2012. http://www.prweb.com/releases/2012/7/prweb9659608.htm. The fashion jewelry industry is attributed to a large portion of this growth due to its affordability.

We expect sales of both genuine and costume jewelry to increase as consumers regain confidence in the economy. As consumers begin to discover and appreciate the greater options for costume jewelry, value sales are projected to increase. One report cited that during the period April - June 2012-13, India's fashion jewelry and accessories exports stood at $62.47 million as against $54.35 million during the corresponding period in the prior fiscal period. http://www.thestatesman.net/index.php?option=com_content&view=article&id=41670
6&catid=40

Growth in the costume jewelry industry is attributable to the following factors:

     1. Decline in personal disposable income of consumers leaving the primary concern basic needs such a food and shelter and less to spend on items outside of that such as fashion accessories.
     2. With the cost of gold and silver rising significantly in recent years, customers want to find the least expensive and trendiest pieces of jewelry. Fashion jewelry offers a stylish alternative to fine genuine jewelry
     3. Latest fashions are constantly changing resulting in fine jewelry becoming too costly for consumers to maintain and costume jewelry as more affordable option to remain trendy and up to date.

PRINCIPAL PRODUCTS

We plan to offer an array of custom designs, styles, and collections of rings, earrings, necklaces, and bracelets for all occasions. We plan to research and select approximately 100 products and fashion styles to include on the website which will cater to the young and affluent market which we will be targeting. These items will be appropriate to accessorize for all events including the following:

     * Fanciest occasions: celebrations such as engagements, weddings, graduations, birthday parties, special outings, parties
     * Professional work wear: presentations, board meetings, client meetings, conferences, suitable work wear, work events, work parties
     * Every day wear: accessorize for summer, fall and winter for all every day wear, casual outings with friends, family

We will refine our initial product offering to respond to changing consumer purchasing habits and needs. Our website will be designed to give us the flexibility to showcase new items and collections.

PRINCIPAL SUPPLIERS

We will either outsource our jewelry design project to jewelry designers with 3-D jewelry design capabilities or seek to purchase jewelry from manufacturers.

There are skilled artisans in the Indian cottage industry who will use prototype designs which we select. These skilled artisans and labors are third-party vendors that do not set minimum orders nor require us to enter into any material agreements. We will outsource our manufacturing jobs to these third-party vendors. The time frame to commence this phase of operation will be following the completion of our website.

Our Company's president is the primary owner of two branches of clothing and accessories stores based in Goa, India. He will be the wholesale supplier on consignment and will cater to the needs of our clients based on our specifications of products. We will be the primary decision maker in all product selection. We will also cater to orders for customer design jewelry sets which we have made through the network of our president.

TECHNOLOGY

We intend to implement a broad array of commercially available, licensed technologies that facilitate Website management, complex database search functionality, customer interaction and personalization and transaction processing.

To address the critical issues of privacy and security on the Internet, we plan to incorporate, for transmission of credit card and personal information between customers and our Web server, industry standard Secure Sockets Layer (SSL) security technology. SSL is the standard security technology for creating an encrypted link between a web server and a browser. This link ensures that all data passed between our web server and the browser on a customer's computing device remains private and secure. This system is used by countless websites worldwide to allow secure internet transactions for customers.

Our systems will provide our customers with real time product availability information and updated customer information to enhance our customer care.

We will have an integrated direct connection for processing credit cards to ensure that a valid credit card number and authorization have been received at the same time a customer submits an order on our website.

Our information systems will provide our customer care representatives with records of all prior contact with a customer, including the customer's address, phone number, e-mail address, fax number, order history, payment history, and notes.

WEBSITE DESIGN AND FEATURES

Online shoppers will be able to search our website for products which will be categorized into 4 major groups: earrings, rings, necklaces and bracelets. These will then be further divided within each category based on style ranging from every day wear to fancy. By further breaking down product line and style, customers will have the ease of browsing our website. This will enhance their ability to easily navigate through our wide product selection.

Many other websites force customers to search through pages and pages of uncategorized items which result in customers getting lost or confused within the product line when searching for a particular item. Our goal is to categorize as much as possible so that customers can find the product that they are looking for in the most expedient manner. Our website design will be simplified and provide an easily navigational page. Once shoppers select items, these will be added to their shopping cart and allow them to move on to place an order. The checkout process will be simplified and streamlined, reducing its complication and encouraging shoppers to continue with the process.

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WEBSITE CONTENT

Our website will contain pictures and detailed descriptions of each item. There will also be an option to zoom in to observe the quality of the product through each picture listed. This will add value to each item and ensure that it matches the needs of the occasion that our customers are purchasing the item for.

Many shopping carts are tricky to navigate and lose customers who often leave without buying, because the sign-up registration process asks for more personal information than that which is necessary to complete the transaction. Our website design will be engineered for speed and ease. Once shoppers place an order, the checkout process will be streamlined and simplified down to one page, thus reducing the chances of shopping cart abandonment.

The Website will contain an automatic shipment feature, for customers who wish to purchase products on a regular, recurring, basis by leaving their credit card details on file within our secure server platform.

Success in today's online retailing world includes addressing the needs of mobile device users. We will engineer our Website to ensure compatibility with mobile devices, including smart phones and tablets like the iPad and BlackBerry Playbook.

PRICE AND POSITIONING

We will have a wide range of products from simple to fancy styles ranging from 250 rupees (US $5.00) to 2,000 rupees (US $40), plus postage and handling which we estimate would be approximately 100 rupees (US $2.00) per item for delivery in India. Our products will be competitively priced based on the market rates in India. We will not be positioning ourselves as a discount retailer and believe that we will create brand recognition through our latest fashion collections based on each of the four seasons (spring, summer, winter, fall). The ease of navigation through our website, cutting edge website design, latest and trendiest offerings, informative descriptions will assist us in the positioning of our product line and help to ensure success of the line.

COMPETITION

The costume jewelry is a very saturated market in the USA with a large variety of competitors including large and popular online shopping providers such as Amazon that are using the internet to expand their channels for distribution, traditional well known retailers and established mail order and online retailers of fashion costume jewelry and accessories. However, there are fewer competitors with a presence in the Indian market.

With the growth of the costume jewelry industry, we expect the continued entrance of additional competitors in the future. Our current or potential competitors include the following:

     * Large online merchants such as Amazon, Indian Jewellery.com, Mukshis, Joyalukka, Indian Fashion Expo. These offer a large variety of items with online purchases and delivery options.
     * Large International Department Stores: Forever 21, Aldo Accessories, Mango. These are popular and well known among the target market.
     * Specialized Indian wedding retailers which specifically cater to the bridal market offering a wide variety of Indian jewelry for wedding ceremonies.
     * Local Street Vendors in highly populated areas: these provide highly discounted rate items and offer options to bargain and negotiate prices directly with the vendor.

ONLINE MARKETING

In order for any online retailer to be successful, they must develop and increase traffic to their websites. We will use a broad array of marketing strategies including social media, email blasts and print advertising to inform our market about our products.

As part of our online marketing strategy, we will make our products and brand available by having searchable terms available to internet consumers by using targeted keywords in order to achieve priority placement on the top search engines and search engine networks such as Google and Bing. We will optimize each page of our website to allow for search engines and networks to pick up the website. Search engine optimization strategy is most effective by researching the most frequently searched terms that potential customers would use when searching for fashion jewelry products on the Internet. We will incorporate keywords in our product descriptions on each page of our website.

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Additionally,  we will join the LinkShare  Network which is an affiliate program for merchant clients and affiliate websites, This network develops and builds a long term branded affiliate program to promote online sales and establish an overall Internet presence. This will enable us to establish link arrangements with other websites as well as portals and search engines.

SOCIAL MEDIA TOOLS

We believe social media tools are critically important to building brand and community. As social media platforms (e.g. Facebook) mature past their college roots, consumers and businesses have embraced them and these platforms have become vital tools to connect consumers and promote product purchases. Our social media strategy includes videos, talk-backs with fashion leaders, contests, coupons, special offers and give-aways, among others. We intend to select and place advertising on those social media platforms that are effective in reaching our target audience.

INTELLECTUAL PROPERTY AND AGREEMENTS

Presently, we do not own a website domain name and we have no other intellectual property, patents or trademarks. We have no royalty agreement or any labor contracts.

OPERATION PLAN

In our plan of operation, we plan to develop a website where we will catalogue our jewelry line and create a method of payment for the jewelry items and delivery charges. We seek to provide a convenient shopping experience. We will require additional funding in order to pursue our business objectives and there is no guarantee that we will be successful in this regard.

Our business plan anticipates that our sales will begin in October 2013. We intend to operate the business through a wholly-owned subsidiary company that we will incorporate in India following the effectiveness of this registration statement. As a holding company of a foreign enterprise rather than a United States incorporated company that conducts business in India, we will be dependent on our operating subsidiary for any cash flow.

Our office is located at the premises of our President, Mohsin Mulla, who currently provides such space to us on a rent-free basis at C/o Nizami's Family Shoppe, Sunshine Building, Adade Faria Road, Margao, Goa, India. Mr. Mulla has been owner and manager of two readymade garments shops, namely Nizami Family Shoppe (family wear and imitation jewelry) and Nizami Creations (ladies Indian saris and jewelry). Both shops are in Margao, Goa. Mr. Mulla purchases garments and jewelry directly from manufactures in the State of Gujarat, India.

Currently, our President devotes approximately two hours a week to the Company. He has indicated that he is willing to spend more time with the business as it grows and his services are needed. We anticipate that he will eventually be required to spend about 20 hours a week on matters relating to our business.

We will require the funds from this offering in order to initiate our business plan. We have been issued a "substantial doubt" going concern opinion from our auditors and our major asset is our cash balance of $15,000 at October 31, 2012, which was generated from the issuance of shares to our sole officer and director.

We have not conducted any formal market research into the likelihood of success of our operations or the acceptance of our products or services by the public. We are relying on the experience of our President, Mr. Mohsin Mulla, for developing a business plan.

EXISTING GOVERNMENT REGULATIONS

There are no government regulations relating to online retail sales.

As the Internet is becoming a popular mode of buying, it is possible that a number of laws and regulations may be adopted by the Indian Government with respect to the Internet. Laws may cover issues such as privacy, freedom of expression, contents, advertising, information security and others.

In addition, because our products will be available for the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in that state or country. Our failure to qualify in a jurisdiction where we are required to do so can subject us to taxes and/or penalties. The application of laws or regulations from jurisdictions whose laws do not currently apply to us could have a material adverse effect on our results of operations and our financial condition.

In the US, the Federal Trade Commission ("FTC") has also initiated action on more than one occasion against online services regarding the way information is collected from users. We do not contemplate providing personal information

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
regarding our customers. However, the adoption of additional consumer protection laws could create uncertainty in Internet usage and reduce the demand for our products.

JOBS ACT

In April 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

     * Exemptions for "emerging growth companies" from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;
     * Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934, as amended;
     * Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;
     * Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and
     * Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an "emerging growth company" if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an "emerging growth company" after the earliest of

     (i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
     (ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;
     (iii)the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
     (iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934, as amended.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

FINANCIAL DISCLOSURE. The financial disclosure in a registration statement filed by an "emerging growth company" pursuant to the Securities Act of 1933, as amended, will differ from registration statements filed by other companies as follows:

     (i) audited financial statements required for only two fiscal years (provided that "smaller reporting companies" such as the Company are only required to provide two years of financial statements);
     (ii) selected financial data required for only the fiscal years that were audited (provided that "smaller reporting companies" such as the Company are not required to provide selected financial data as required by Item 301 of Regulation S-K); and
     (iii)executive compensation only needs to be presented in the limited format now required for "smaller reporting companies".

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an "emerging growth company" from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

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
INTERNAL CONTROL ATTESTATION. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts "emerging growth companies" from the requirements in ss.14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the Securities Exchange Act of 1934, as amended, to hold shareholder votes for executive compensation and golden parachutes.

OTHER ITEMS OF THE JOBS ACT. The JOBS Act also provides that an "emerging growth company" can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an "emerging growth company" regardless of whether such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of research reports on the "emerging growth company's" IPOs.

Section 106 of the JOBS Act permits "emerging growth companies" to submit registration statements under the Securities Act of 1933, as amended, on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow "emerging growth companies" to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

ELECTION TO OPT OUT OF TRANSITION PERIOD: Section 102(b)(1) of the JOBS Act exempts "emerging growth companies" from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act of 1933, as amended, registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standard.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

SUBSIDIARIES

Since we are proposing to do business in India, we intend to operate our business in India through an Indian incorporated subsidiary to be established following the effectiveness of our Registration Statement.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We do not own, either legally or beneficially, any patents or trademarks, nor do we intend to apply for any in the near future.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not spent any funds on research and development activities to date.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations will not be subject to any environmental laws.

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
FACILITIES

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our President who provides this space to us free of charge.

EMPLOYEES

We have commenced only limited operations related to the organization of the Company, and therefore currently have no employees. Our sole officer and director spends approximately two hours a week on our business without compensation. Upon commencement of our operation, our President will devote 20 hours per week and we may retain one part-time person for packing and delivery to post office or courier offices.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President, on a rent-free basis during our development stage. We consider our current principal office space arrangement adequate at this time.

                                  LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our director, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 1000 East William Street, Suite 204, Carson City, Nevada 89701.

                                   MANAGEMENT

Our sole executive officer and director and his age as of the date of this prospectus is as follows:

    Name           Age                          Position
    ----           ---                          --------
Mohsin Mulla       29      President, Secretary/Treasurer and sole member of the
                           Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Mohsin Mulla has been our President, Secretary, Treasurer and a member of the Board of Directors since our inception on September 26, 2012. From 2009 to present, Mr. Mulla has been owner and manager of two readymade garments shops, namely Nizami Family Shoppe (family wear and imitation jewelry) and Nizami Creations (ladies Indian saris and jewelry). Both shops are in Margao, Goa. Mr. Mulla purchases garments and jewelry directly from manufacturers in the State of Gujarat, India.

Mr. Mulla reads and speaks English, Hindi and Konkani fluently. Management believes that Mr. Mulla's understanding of the English language, and his familiarity with Indian culture, will enable his to deal with a myriad of issues involving customer service.

Mr. Mulla's currently spends up to two hours a week on the operations of our company and he has indicated that he is willing to spend more time with the business as it grows and his services are needed. We anticipate that he will eventually be required to spend about 20 hours a week on matters relating to our business, but Mr. Mulla will retain services of staff for handling and shipping.

The specific experience, qualifications, attributes, and skills that led to the conclusion that Mr. Mulla serve as our director were: his business experience in the retail industry; his computer technology skill, along with his spouse who is a computer programmer and his ability to read and speak English, Hindi, and Konkani fluently.

Mr. Mulla is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

During the past ten years, M. Mulla has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Mulla was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Mulla's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of not less than one nor more than nine members, and that our shareholders shall determine the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors, and we do not have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director, who is also our sole executive officer. Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

As of the date of this Prospectus which is part of the Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

     - the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity's consolidated gross revenues;
     - the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;
     - the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

     - the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and
     - the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director's business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

SIGNIFICANT EMPLOYEES

We have no employees.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

Since our incorporation on September 26, 2012, we have not compensated and have no arrangements to compensate our sole officer and director Mr. Mulla for his services to us as an officer or director. However, we anticipate that Mr. Mulla will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We expect that once we are in full operations, the compensation that we will pay to Mr. Mulla will not exceed $3,000 (approximately 150,000 rupees) per month.

We have not granted any stock options to Mr. Mulla; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Mulla; and, we have not entered into any employment or consulting agreements with Mr. Mulla. However, as sole officer and director of the company Mr. Mulla has the power to set his own compensation.

The following table sets forth the compensation paid by us for the period from inception until the fiscal year ending October 31, 2012, and subsequent thereto, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

                                                                                   Change in
                                                                                    Pension
                                                                                   Value and
                                                                   Non-Equity     Nonqualified
 Name and                                                          Incentive        Deferred
 Principal                                   Stock      Option        Plan        Compensation     All Other
 Position       Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)   Compensation($)  Total($)
 --------       ----   ---------  --------  ---------  ---------  ---------------  -----------   ---------------  --------
Mohsin Mulla    2012     Nil         Nil       Nil        Nil          Nil             Nil             Nil           Nil
President, Secretary,
Treasurer and Director

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our sole executive officer and director since our inception; accordingly, none were outstanding at October 31, 2012.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employments or other contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole officer or director that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole director or officer that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                            COMPENSATION OF DIRECTORS

The sole member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     -    The Officers and Directors;
     -    Any Person proposed as a nominee for election as a director;
     - Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
     - Any relative or spouse of any of the foregoing persons who have the same house as such person.

On September 26, 2012, we issued an aggregate of 3,000,000 shares of our common stock to our sole officer and director, Mohsin Mulla, for a purchase price of $0.005 per share or for aggregate consideration of $15,000. The shares were issued pursuant to an exemption from registration under the Securities Act of 1933 provided by Regulation S promulgated thereunder.

Mr. Mulla currently manages his own private readymade garment business. Our business plan contemplates that we will eventually enter into a management agreement with Mr. Mulla whereby he will provide management services to us in consideration of a monthly fee. However, we do not anticipate entering into such an agreement with Mr. Mulla until our cash flow from operations justifies such an agreement. We expect that the compensation that we will pay to Mr. Mulla will not exceed $3,000 per month.

We have not entered into any other transaction, nor are there any proposed transactions, in which our sole director and executive officer, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our sole officer and director may be considered a promoter of the Company due to his participation in and management of the business since our incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On September 26, 2012, we issued an aggregate of 3,000,000 shares of our common stock to our sole officer and director for aggregate consideration of $15,000.

The following table sets forth information regarding the beneficial ownership of our common stock by our sole officer and director as of the date of this Prospectus. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by her, subject to applicable community property laws, and the address for each person listed in the table is c/o Zewar Jewellery, Inc., c/o Nizami's Family Shoppee, Sunshine Building, Adade Faria Road, Margao, Goa, India.

The percentage ownership information shown in the table below is calculated based on 3,000,000 shares of our common stock issued and outstanding as of the date of this Prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                                                                                   Percentage of
                                           No. of              No. of         Percentage of       Ownership After
 Name and Address                       Common Stock        Common Stock         Ownership       Fully Subscribed
of Beneficial Owner                    Before Offering     After Offering     Before Offering        Offering
-------------------                    ---------------     --------------     ---------------        --------
Mohsin Mulla                             3,000,000            3,000,000            100%                48.4%
c/o Nizami's Family Shoppee, Sunshine
Building, Adade Faria Road,
Margao, Goa, India

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale under the Securities Act.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or his status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or he reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

OVERVIEW

We are a development stage company and have not commenced operations or generated or realized any revenues.

Because we have not generated any revenues and no revenues are anticipated until we implement our business plan, our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

We believe that we will be able to raise enough money through this offering to begin operations but we cannot assure you that we will stay in business after our operations have commenced. If we are unable to successfully develop a website, negotiate supply of fine imitation jewelry, develop and execute a marketing strategy, or if we are unable to attract enough customers to purchase our products, we may quickly use up the proceeds from this offering and will need to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

RESULTS OF OPERATIONS

FROM INCEPTION ON SEPTEMBER 26, 2012 TO OCTOBER 31, 2012

We have not generated any revenues since our inception on September 26, 2012. During the period from inception to October 31, 2012, our operating expenses were comprised of professional fees of $1,035. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC. We have prepared an internal business plan. We have not started our proposed business operations and do not expect to do so until approximately 180 days after we have completed this offering.

Since inception, we have sold 3,000,000 shares of common stock to our sole officer and director for $15,000.

ACTIVITIES TO DATE

Our activities to date have involved organizing the Company and developing a business plan.

PLAN OF OPERATION

We are a development stage company with limited operations and assets. We are in the process of establishing an online retail jewelry business.

While we have not yet developed our jewelry product line, our President has conducted a limited amount of informal research regarding the popular jewelry sales in his retail establishments. We intend to continue to identify specific product lines.

The first stage of our business plan is to develop our website, and begin development of our product line, followed by development of the marketing plan.

To develop our website, we will begin to design an information page which will utilize artwork and a logo and include our mission statement, a brief biography of our President, our product line, price list, contact information and ordering instructions. This information page will serve as an "e-brochure." We plan to distribute the e-brochure electronically via the internet in accordance with all laws governing online solicitation known as spam mail. We plan to obtain the email addresses from various alliances such as various email address providers. We will contract web space from a local Internet service provider. We intend to establish an office in our President's premises to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

We expect the development of our website to take approximately 2 to 4 months. The initial cost is expected to be $10,000. We intend to register and list our web address with widely used search engines and directories. When registering, we plan to include keyword-sensitive content referred to as metatags, or words that describe the content of the site, as well as titles, to attempt to ensure that our domain name is listed prominently in search results in most search returns.

Our complete budget for the next stage of our business plan is as follows:

     Net proceeds to us                                                  $32,000
     Cash on hand                                                         15,000
                                                                         -------
     TOTAL                                                               $47,000
                                                                         -------

     Legal Counsel fees for Public Company Reporting Requirements        $ 9,000
     Auditor Fees for Public Company Reporting Requirements               11,000
     Edgar and XBRL formatting and conversion expenses                     3,000
     Website development and related expenses                             10,000
     Inventory of imitation jewelry                                        4,000
     Brochures, Marketing and Promotion                                    5,000
     Incorporate Indian subsidiary                                         2,000
     Office and Administrative                                             3,000
                                                                         -------
     TOTAL                                                               $47,000
                                                                         =======

We do not expect to realize any revenues and do not expect to commence operations until approximately winter 2013.

The legal counsel and auditor fees are based on our estimates for preparing necessary filings with the Securities & Exchange Commission upon us becoming a reporting issuer. This will include the filing of our annual report with audited financial statements, quarterly reports with unaudited interim financial statements and any necessary current reports.

As of the date of this registration statement, our current cash balance is $15,000 with liabilities of $1,035.

During the first stages of our growth, Mr. Mulla will provide all the labor required without compensation. Since we intend to operate with very limited administrative support, Mr. Mulla will continue to be responsible for at least the first year of operations.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

The following table provides selected financial data about our company for the period from the date of incorporation through October 31, 2012. For detailed financial information, see the financial statements included in this prospectus.

             Balance Sheet Data                October 31, 2012
             ------------------                ----------------
             Cash                                  $15,000
             Total assets                          $15,000
             Total liabilities                     $ 1,035
             Shareholders' equity                  $13,965

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.

LIMITED OPERATING HISTORY AND NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the development stage of our operations and have not generated any revenues. We cannot assure you that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We cannot assure you that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

GOING CONCERN CONSIDERATION

The report of our independent registered accounting firm raises concern about our ability to continue as a going concern based on the absence of an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations in 2013. Please see footnote 2 to our financial statements for additional information.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our accountants on accounting and financial disclosure. LBB & Associates Ltd., LLP of Houston, Texas has served as our accounting firm since our inception.

                              CORPORATE GOVERNANCE

We are not subject to the corporate governance rules of any securities exchange or securities association, because our securities are not traded on any exchange. We have no audit, nominating or compensation committees. As a small business, we do not have the resources to engage additional individuals to perform these functions. Our sole director performs these functions. When seeking nominees to serve as director, our sole director will evaluate the candidacy of an individual based on his or his educational attainments, his or his relevant experience and professional stature. Our sole director also performs the function of the audit committee by overseeing the quality and integrity of the financial reporting practices of the Company.

                                 CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to its Directors and officers (including its principal executive officer and principal financial officer). The Company's Code of Ethics is filed as an exhibit to this registration statement on Form S-1.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were organized under the laws of the State of Nevada on September 26, 2012 to operate an on-line retail sale of imitation jewelry. Our product line will consist of middle and high end jewelry.. At that time we appointed Mohsin Mulla as sole director, President, Secretary and Treasurer. In connection with our organization, we have issued 3,000,000 shares of common stock to Mr. Mulla for cash proceeds of $15,000.

                       WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).

ZEWAR JEWELLERY, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

OCTOBER 31, 2012

                           LBB & ASSOCIATES LTD., LLP
                        10260 Westheimer Road, Suite 310
                                Houston, TX 77042
                    Phone: (713) 800-4343 Fax: (713) 456-2408


             Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Zewar Jewellery, Inc. (A Development Stage Company)
Margao, Goa, India

We have audited the accompanying balance sheet of Zewar Jewellery, Inc. (the "Company") as of October 31, 2012, and the related statements of operations, stockholder's equity, and cash flows for the period from September 26, 2012 (inception) through October 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zewar Jewellery, Inc. as of October 31, 2012, and the results of its operations and its cash flows for the period from September 26, 2012 (inception) through October 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, losses from operations, and its need for additional financing in order to fund its projected loss in 2013 raise substantial doubt about its ability to continue as a going concern. The 2012 financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ LBB & Associates Ltd., LLP
----------------------------------------
LBB & Associates Ltd., LLP

Houston, Texas
November 28, 2012

ZEWAR JEWELLERY, INC.
(A Development Stage Company)
BALANCE SHEET
--------------------------------------------------------------------------------

                                                                    October 31,
                                                                       2012
                                                                     --------

                                  ASSETS

Current assets
  Cash                                                               $ 15,000
                                                                     --------
Total current assets                                                   15,000
                                                                     --------

Total assets                                                         $ 15,000
                                                                     ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                  LIABILITIES

Current liabilities
Accounts payables and accrued liabilities                            $  1,035
                                                                     --------
Total current liabilities                                               1,035
                                                                     --------

Total liabilities                                                       1,035
                                                                     --------
                              STOCKHOLDER'S EQUITY

Preferred stock: $0.0001 par value, 25,000,000 authorized,
 0 issued and outstanding                                                  --
Common stock: $0.0001 par value, 100,000,000 authorized,
 3,000,000 issued and outstanding                                         300
Additional paid-in capital                                             14,700
Deficit accumulated during the development stage                       (1,035)
                                                                     --------
Total stockholder's equity                                             13,965
                                                                     --------

Total liabilities and stockholder's equity                           $ 15,000
                                                                     ========


   (The accompanying notes are an integral part of these financial statements)

ZEWAR JEWELLERY, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                            For the Period From
                                                            September 26, 2012
                                                              (inception) to
                                                                October 31,
                                                                   2012
                                                                 --------
Expenses:
  Professional fees                                              $  1,035
                                                                 --------
Total operating expenses                                            1,035
                                                                 --------

Net loss                                                         $ (1,035)
                                                                 ========

Net loss per share - basic and diluted                           $  (0.03)
                                                                 ========
Weighted average shares outstanding -
 basic and diluted                                                 40,984
                                                                 ========


   (The accompanying notes are an integral part of these financial statements)

ZEWAR JEWELLERY, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDER'S EQUITY
For the period September 26, 2012 (Inception) to October 31, 2012
--------------------------------------------------------------------------------

                                                                                        Deficit
                                                                                      Accumulated
                                                  Common Stock        Additional      During the
                                             ---------------------      Paid-in       Development
                                             Number      Par Value      Capital         Stage         Total
                                             ------      ---------      -------         -----         -----
Balance, September 26, 2012 (inception)           --      $   --       $     --       $     --      $     --

Common stock issued for cash               3,000,000         300         14,700             --        15,000

Net loss                                          --          --             --         (1,035)       (1,035)
                                           ---------      ------       --------       --------      --------

Balance, October 31, 2012                  3,000,000      $  300       $ 14,700       $ (1,035)     $ 13,965
                                           =========      ======       ========       ========      ========



   (The accompanying notes are an integral part of these financial statements)

ZEWAR JEWELLERY, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                            For the Period From
                                                            September 26, 2012
                                                              (inception) to
                                                                October 31,
                                                                   2012
                                                                 --------
Cash flows from operating activities
  Net loss                                                       $ (1,035)
  Adjustment to reconcile net loss to net cash
   used in operating activities
  Change in operating assets and liabilities
     Accounts payables and accrued liabilities                      1,035
                                                                 --------
Net cash flows used in operating activities                            --
                                                                 --------
Cash flows from financing activities
  Proceeds from issuance of common stock                           15,000
                                                                 --------
Net cash flows provided by financing activities                    15,000
                                                                 --------

Change in cash                                                     15,000

Cash - beginning of period                                             --
                                                                 --------

Cash - end of period                                             $ 15,000
                                                                 ========

Supplemental cash flow disclosures

Cash paid For:
  Interest                                                       $     --
                                                                 ========
  Income tax                                                     $     --
                                                                 ========


   (The accompanying notes are an integral part of these financial statements)

ZEWAR JEWELLERY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2012
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

Zewar Jewellery, Inc. (the "Company") was incorporated in the state of Nevada on September 26, 2012 ("Inception") and is in the development stage. The Company intends to operate as an on-line imitation jewellery retailer. The Company's corporate headquarters are located in Margao, India and its fiscal year-end is October 31.

In accordance with Accounting Standards Codification ("ASC") 915, the Company is considered to be in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $1,035 as at October 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. The Company will need to raise capital in the next twelve months in order to remain in business. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or the private placement of common stock. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has elected a October 31, year end. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

DEVELOPMENT STAGE COMPANY

The Company complies with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Statement No. 915 and Securities and Exchange Commission Industry Guide 7 for its characterization of the Company as a development stage

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

ZEWAR JEWELLERY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2012
--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the FDIC.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount reported in the balance sheet for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The Company does not utilize derivative instruments.

FOREIGN CURRENCY TRANSLATION

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Revenue and expenses are translated at average rates of exchange during the year. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

REVENUE

The Company's revenues will be derived principally by the sale of its website products, and recorded in accordance with ASC 605 REVENUE RECOGNITION. The Company has generated no revenues to date. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

BASIC AND DILUTED LOSS PER SHARE

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

STOCK-BASED COMPENSATION

The Company records stock-based compensation using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

ZEWAR JEWELLERY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2012
--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740, INCOME TAXES. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The Company applies the authoritative guidance in accounting for uncertainty in income taxes recognized in the financial statements. This guidance prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed "more-likely-than-not" to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement.

At October 31, 2012 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

RECENTLY ADOPTED AND RECENTLY ENACTED ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.0001 per share.

The total number of preferred shares authorized that may be issued by the Company is 25,000,000 shares with a par value of $0.0001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company's Board of Directors.

During the period ended October 31, 2012, the Company issued 3,000,000 shares of common stock for total cash proceeds of $15,000 to the Company's sole director and officer.

At October 31, 2012, there were no outstanding stock options or warrants.

5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Mr. Mohsin Mulla, sole officer and director of the Company, is currently providing the Company with use of office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available. Thus he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Mr. Mulla, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming S-1 offering.

ZEWAR JEWELLERY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2012
--------------------------------------------------------------------------------

6. INCOME TAXES

As of October 31, 2012, the Company had net operating loss carry forwards of approximately $1,035 that may be available to reduce future years' taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                                       For the
                                                                    Period Ended
                                                                     October 31,
                                                                        2012
                                                                      --------
Operating loss                                                        $  1,035
Statutory tax rate                                                          34%
Refundable federal income tax attributable to current operations           352
Change in valuation allowance                                             (352)
                                                                      --------
Net refundable amount                                                 $     --
                                                                      ========

The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is:

                                                                     October 31,
                                                                        2012
                                                                      --------
Deferred tax asset attributed to:
  Net operating loss                                                  $    352
  Less, valuation allowance                                               (352)
                                                                      --------

Net deferred tax assets                                               $     --
                                                                      ========


The Company has provided a valuation allowance against its deferred tax assets given that it is in the exploration stage and there is substantial uncertainty as to the Company's ability to realize future tax benefits through utilization of operating loss carry forwards.

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 28, 2012, the date these financial statements were available for issuance. Subsequent to the fiscal period ended October 31, 2012, the Company did not have any material recognizable subsequent events.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.


                              ZEWAR JEWELLERY, INC.

                        3,200,000 SHARES OF COMMON STOCK

                                   PROSPECTUS

                            ___________________, 2012

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, including those expenses that we have incurred to date. All such expenses will be borne by the registrant.

     Securities and Exchange Commission registration fee            $     4
     Legal and accounting expenses                                  $20,000
     Transfer Agent Fees                                            $ 1,000
     Edgar formatting and XBRL conversion                           $ 3,000
                                                                    -------
     Total                                                          $24,004
                                                                    =======

All amounts other than the Commission's registration fee are estimates. All expenses will be borne by the registrant.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or his conduct was lawful or no reasonable cause to believe that his or his conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or he is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion:

On September 26, 2012, the Company issued a total of 3,000,000 shares of common stock to Mr. Mohsin Mulla for cash at $0.005 per share for a total of $15,000. This sale was completed pursuant to an exemption from registration under the Securities Act provided by Regulation S promulgated thereunder.

REGULATION S COMPLIANCE

For the above offering, we relied upon the following facts to make the Regulation S exemption available:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing, made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                        Description
-----------                        -----------
   3.1           Articles of Incorporation
   3.2           Bylaws
   4.1           Specimen common stock certificate
   5.1           Legal opinion of Synergy Law Group, LLC
  14.1           Code of Ethics
  23.1           Consent of Synergy Law Group, LLC (see Exhibit 5.1)
  23.2 Consent of LBB & Associates Ltd., LLP, Certified Public Accountant, for use of their report
  99.1           Subscription Agreement

ITEM 17. UNDERTAKINGS

The undersigned registrant undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Margao, State of Goa, India on December 5, 2012.

ZEWAR JEWELLERY, INC.


By: /s/ Mohsin Mulla
   --------------------------------------------
   Mohsin Mulla
   President, Treasurer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                             Title                        Date
       ----                             -----                        ----


/s/ Mohsin Mulla              Principal Executive Officer,      December 5, 2012
----------------------------  Principal Financial Officer,
Mohsin Mulla                  Principal Accounting Officer,
                              President, Secretary, Treasurer
                              and Director